Exhibit 99
                                                                       ---------

           Direct General Corporation Announces Third Quarter Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 4, 2003--Direct General Corporation (Nasdaq:DRCT) today announced third quarter 2003 net income of $11.7 million or $0.58 per share, on a diluted basis, compared to $7.0 million or $0.38 per diluted share in the third quarter of 2002. Net income for the quarter included net realized gains, after tax, of $1.0 million or $0.05 per diluted share. Comparatively, net realized losses in the third quarter of 2002 were insignificant.
    "We are very pleased with our continued growth in the third quarter," stated William C. Adair, Jr., Direct's Chairman of the Board, Chief Executive Officer and President. "Our earnings performance in the third quarter demonstrates our continued focus on growth that is controlled by strong in-house claims management and disciplined policy pricing. We also continue to benefit from our mostly fixed cost sales distribution network."
    In the third quarter of 2003, gross revenues increased 33.9% to $126.4 million while gross premiums written increased 34.5% to $103.7 million, as compared to the same period in 2002. Gross premiums written increased in each state in which the Company operates as a result of growth in both new and renewal policies. Net premiums written for the three months ended September 30, 2003 increased to $74.0 million from $41.5 million for the corresponding period in 2002. Net premiums earned, a function of net premiums written in the current and prior periods, were $58.4 million and $37.2 million in the three-months ended September 30, 2003 and 2002, respectively.
    Net loss ratios, which include both losses and loss adjustment expenses, for the third quarter of 2003 and 2002 were 74.0% and 75.6%, respectively. The impact of catastrophic losses in both the third quarter of 2003 and 2002 was minimal. The combined ratio was 74.8% in the third quarter of 2003, as compared to 74.1% for the corresponding period in 2002.

    Conference Call

    The Company will hold a one-hour conference call to discuss its third quarter 2003 results at 11:00 a.m. (EST), November 5, 2003. The conference call will be broadcast over the Internet. To listen to the call via the Internet, go to Direct's website, http://www.direct-general.com, click on Investors and follow the instructions at the webcast link. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The archived webcast will be available shortly after the call on the Company's website until the Company's next conference call.

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated in the southeastern part of the United States. Additional information about Direct can be found online at http://www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may," "should," "could," "potential," "continue," "plan," "forecast," "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "is likely," "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.



              DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                          (Unaudited)               (Unaudited)
                       Three Months Ended        Nine Months Ended
                         September 30,              September 30,
                  ----------------------------------------------------
                                        %                          %
                     2003      2002   Change   2003      2002   Change
                  ----------------------------------------------------
                           (In thousands - except per share amounts)
Revenues
  Premiums earned   $58,366   $37,244  56.7  $159,817  $103,348  54.6
  Finance income     11,246     9,161  22.8    33,693    26,389  27.7
  Commission and
   service fee
   income             8,287     6,881  20.4    24,285    20,688  17.4
  Net investment
   income             1,681     1,373  22.4     4,612     3,981  15.9
 Net realized
  gains (losses)
  on securities
  and other           1,512       (37)  NM      3,433    (1,188)  NM
----------------------------------------------------------------------
     Total
      revenues       81,092    54,622  48.5   225,840   153,218  47.4
----------------------------------------------------------------------
Expenses
 Insurance losses
  and loss
  adjustment
  expenses           43,189    28,169  53.3   118,178    75,320  56.9
 Selling, general
  and administrative
  costs              18,423    13,912  32.4    53,405    46,302  15.3
 Interest expense     1,562     1,579  (1.1)    4,934     4,814   2.5
----------------------------------------------------------------------
     Total expenses  63,174    43,660  44.7   176,517   126,436  39.6
----------------------------------------------------------------------
 Income before
  income taxes       17,918    10,962  63.5    49,323    26,782  84.2
 Income tax expense   6,182     3,943  56.8    17,643     9,392  87.9
----------------------------------------------------------------------
     Net income      11,736     7,019  67.2    31,680    17,390  82.2
----------------------------------------------------------------------
 Preferred stock
  dividends -
  Series B               64       140 (54.3)      345       421 (18.1)
----------------------------------------------------------------------
     Net income
      available to
      common
      shareholders  $11,672    $6,879  69.7   $31,335   $16,969  84.7
----------------------------------------------------------------------

Earnings per Share
Numerator:
 Net income
  available to
  common
  shareholders      $11,672    $6,879         $31,335   $16,969
 Dividends paid to
  preferred
  shareholders          118       260             639       781
--------------------------------------       -------------------
 Income for
  purposes of
  computing diluted
  earnings per
  common share      $11,790    $7,139         $31,974   $17,750
--------------------------------------       -------------------
Denominator:
 Weighted average
  common shares
  outstanding      16,734.9  13,339.5        13,674.6  13,368.8
 Dilutive stock
  options             710.1     192.8           668.2     192.8
 Dilutive warrants     81.5         -           135.6         -
 Dilutive
  preferred stock   2,632.0   5,264.0         4,377.0   5,264.0
--------------------------------------       -------------------
 Weighted average
  common shares
  outstanding for
  purposes of
  computing diluted
  earnings per
  common share     20,158.5  18,796.3        18,855.4  18,825.6
--------------------------------------       -------------------

Basic earnings per
 common share         $0.70     $0.52           $2.29     $1.27
--------------------------------------       -------------------
Diluted earnings
 per common share     $0.58     $0.38           $1.70     $0.94
--------------------------------------       -------------------

NM = Not Meaningful


              DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (Unaudited)
                                 September 30, December 31,
                                      2003          2002     % Change
                                 -------------------------------------
                                       (In thousands)
Assets
 Investments:
   Debt securities available-for-
    sale, at fair value              $250,668      $123,576     102.8
   Short-term investments               1,742         2,745     (36.5)
----------------------------------------------------------------------
       Total investments              252,410       126,321      99.8
 Cash and cash equivalents            136,236        87,027      56.5
 Finance receivables, net             203,823       166,935      22.1
 Reinsurance balances receivable       55,663        50,874       9.4
 Prepaid reinsurance premiums          88,486        82,648       7.1
 Other assets                          68,699        55,315      24.2
----------------------------------------------------------------------
       Total assets                   805,317       569,120      41.5
----------------------------------------------------------------------

Liabilities, Redeemable Preferred
 Stock and Shareholders' Equity
 Loss and loss adjustment expense
  reserves                           $105,789       $86,898      21.7
 Unearned premiums                    216,924       172,971      25.4
 Reinsurance balances payable and
  funds held                           84,012        76,722       9.5
 Notes payable                        143,072       126,880      12.8
 Payable for securities                50,542             -        NM
 Other liabilities                     37,321        40,769      (8.5)
----------------------------------------------------------------------
       Total liabilities              637,660       504,240      26.5
----------------------------------------------------------------------

 Redeemable Series A preferred
  stock                                     -         5,685        NM
----------------------------------------------------------------------
 Shareholders' equity
     Series B preferred stock               -         9,219        NM
     Common stock                      91,853         9,037     916.4
     Retained earnings                 75,177        43,842      71.5
     Accumulated other
      comprehensive income                627         1,645     (61.9)
     Treasury stock                         -        (4,548)       NM
----------------------------------------------------------------------
       Total shareholders' equity     167,657        59,195     183.2
----------------------------------------------------------------------
          Total liabilities,
           redeemable preferred
           stock and
           shareholders' equity     $ 805,317     $ 569,120      41.5
----------------------------------------------------------------------

NM = Not Meaningful


                      DIRECT GENERAL CORPORATION
                SELECTED FINANCIAL DATA AND KEY RATIOS

The following table presents our gross premiums written in our major markets and provides a reconciliation of gross revenues (a non-GAAP financial measure) to total revenues, a summary of gross, ceded and net premiums written and earned, and key financial ratios for the periods presented ($ in millions):

                          (Unaudited)               (Unaudited)
                       Three Months Ended        Nine Months Ended
                         September 30,             September 30,
                    --------------------------------------------------
                       2003   2002 % Change     2003    2002 % Change
                    --------------------------------------------------
Gross premiums
 written
   Florida            $53.3  $41.9     27.2   $170.9  $129.4     32.1
   Tennessee           15.0   12.3     22.0     49.1    46.1      6.5
   Georgia              7.3    6.7      9.0     24.2    22.9      5.7
   Louisiana            7.7    5.9     30.5     24.0    18.1     32.6
   Mississippi          4.8    3.4     41.2     17.2    14.6     17.8
   All other states    15.6    6.9    126.1     46.8    20.0    134.0
----------------------------------------------------------------------
Gross premiums
 written             $103.7  $77.1     34.5   $332.2  $251.1     32.3
Ancillary income       19.5   16.0     21.9     58.0    47.1     23.1
Net investment
 income and realized
 gains (losses)         3.2    1.3    146.2      8.0     2.8    185.7
----------------------------------------------------------------------
   Gross revenues
    (1)               126.4   94.4     33.9    398.2   301.0     32.3
Ceded premiums
 written              (29.7) (35.6)   (16.6)  (134.3) (114.2)    17.6
Change in net
 unearned premiums    (15.6)  (4.2)   271.4    (38.1)  (33.6)    13.4
----------------------------------------------------------------------
   Total revenues     $81.1  $54.6     48.5   $225.8  $153.2     47.4
----------------------------------------------------------------------
Gross premiums
 written             $103.7  $77.1     34.5   $332.2  $251.1     32.3
Ceded premiums
 written              (29.7) (35.6)   (16.6)  (134.3) (114.2)    17.6
----------------------------------------------------------------------
   Net premiums
    written           $74.0  $41.5     78.3   $197.9  $136.9     44.6
----------------------------------------------------------------------
Gross premiums
 earned              $102.1  $72.8     40.2   $288.3  $205.7     40.2
Ceded premiums
 earned               (43.7) (35.6)    22.8   (128.5) (102.4)    25.5
----------------------------------------------------------------------
   Net premiums
    earned            $58.4  $37.2     57.0   $159.8  $103.3     54.7
----------------------------------------------------------------------
Key Financial Ratios
--------------------
Loss ratio - net (2)   74.0%  75.6%             73.9%   72.9%
Expense ratio - net (3) 0.8% (1.5%)              0.2%    3.9%
-----------------------------------          ----------------
  Combined ratio -
   net (4)             74.8%  74.1%             74.1%   76.8%
-----------------------------------          ----------------

(1) Gross Revenues (a non-GAAP financial measure). Gross revenues is the sum of gross premiums written plus ancillary income (finance income and commission and service fee income) plus net investment income (including realized gains and losses). We use gross revenues as the primary measure of the underlying growth of our revenue streams from period to period. Gross revenues are reconciled to total revenues in the table above.

(2) Loss ratio. Loss ratio is the ratio (expressed as a percentage) of losses and loss adjustment expenses incurred to premiums earned and measures the underwriting profitability of a company's insurance business.

(3) Expense ratio. Expense ratio is the ratio (expressed as a percentage) of net operating expenses to premiums earned and measures a company's operational efficiency in producing, underwriting and administering its insurance business. For statutory accounting purposes, operating expenses of an insurance company exclude investment expenses, and are reduced by other income. There is no such industry definition for determining an expense ratio for GAAP purposes. As a result, we apply the statutory concept of net operating expenses in calculating our expense ratio on a GAAP basis. We reduce our operating expenses by ancillary income (excluding net investment income and realized gains (losses) on securities) to calculate our net operating expenses.

(4) Combined ratio. Combined ratio is the sum of the loss ratio and the expense ratio and measures a company's overall underwriting profit. If the combined ratio is at or above 100, an insurance company cannot be profitable without investment income (and may not be profitable if investment income is insufficient). We use the GAAP combined ratio in evaluating our overall underwriting profitability and as a measure for comparison of our profitability relative to the profitability of our competitors.



    CONTACT: Direct General Corporation
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directins.com